NATIONAL HOLDINGS CORPORATION
2013 OMNIBUS INCENTIVE PLAN
Nonqualified Stock Option Agreement

No. of shares subject to
Nonqualified Stock Option: ___________
THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the ____ day of __________, 20__, between National Holdings Corporation, a Delaware corporation (the “Company”), and ___________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2013 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan, except as provided in this Agreement.
1.Grant of Option. Pursuant to the Plan, the Company, on ______________, 20__ (the “Date of Grant”), grants to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of an aggregate of ________ shares of the Common Stock of the Company, at the price of $__ per share (which is not less than the Fair Market Value of a share of Common Stock on the Date of Grant) (this “Option”). This Option is intended to be treated as a nonqualified stock option, which is not subject to Code Section 421. This Option is exercisable as hereinafter provided.
2.    Terms and Conditions. This Option is subject to the following terms and conditions:
(a)    Expiration Date. The Option shall expire at 11:59 p.m. on ______________, 20__ (the “Expiration Date”) or, if earlier, the time set forth in Sections 3, 4, 5 or 6, as applicable. No Option may be exercised after the Option expires.
(b)    Vesting of Option.
(i)    In General. Except as otherwise provided below, the Option shall be exercisable [ ] subject to the Option, provided the Participant has been continuously employed by, or providing services to, the Company or an Affiliate from the Date of Grant until such time. Notwithstanding Section 14.09 of the Plan, no additional portion of the Option shall become exercisable solely because the Participant’s employment or service with the Company and its Affiliates terminates as a result of the Participant’s Disability. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Sections 3, 4 or 5 of this Agreement or the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining shares of Common Stock, subject to the conditions of the Plan and this Agreement.
(ii)    Change in Control. Notwithstanding the foregoing or any provision of Section 14.05 of the Plan to the contrary, in the event a Change in Control occurs and no provision is made for the continuance, assumption or substitution of the Option by the Company or its successor in connection with a Change in Control, then, the Option shall become exercisable in full, to the extent not exercisable previously, on the earlier of the Control Change Date or the date the Option is to be terminated in connection with the Change in Control, provided the Participant has remained continuously employed by, or providing service to, the Company or any Affiliate from the Date of Grant until such time. However, notwithstanding the foregoing or any provision of Section 14.05 of the Plan to the contrary, in the event a Change in Control occurs and provision is made for the continuance, assumption or substitution of the Option by the Company or its successor in connection with the Change in Control, the Option shall become exercisable in full, to the extent not exercisable previously, upon the Participant’s Disability or involuntary termination of employment or service by the Company without Cause, if such Disability or termination occurs within the twenty-four (24) month period after the Change in Control, provided the Participant has remained continuously employed by, or providing services to, the Company or any Affiliate from the Date of Grant until such time.
(iii)    Death. Notwithstanding the foregoing, this Option also shall become exercisable in full, to the extent not exercisable previously, in the event the Participant’s employment or service with the Company and its Affiliates is terminated as a result of the Participant’s death.
(c)    Method of Option Exercise and Payment for Shares. The Option shall be exercised by delivering written notice of exercise, along with the Option price for the portion of the Option being exercised and all applicable tax withholdings, to the attention of the Company’s Secretary at the Company principal office’s address specified in Section 11 below, no later than one (1) business day in advance of the effective date of the proposed exercise. The exercise date shall be the day after delivery. The Participant shall pay the Option price and all applicable tax withholdings in cash or cash equivalent acceptable to the Committee. As soon as practicable upon the Company’s receipt of the Participant’s notice of exercise and payment, the Company shall direct the due issuance of the shares of Common Stock so purchased.
(d)    Transferability. Except as provided herein, this Option is nontransferable and, during the Participant’s lifetime, only the Participant may exercise this Option, or in the event of the Participant’s legal incapacity, the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision may exercise this Option. Notwithstanding the foregoing, this Option may be transferred by will or the laws of descent and distribution.
3.    Exercise in the Event of Death or Disability. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant ceases to be employed by, or provide services to the Company and its Affiliates as a result of the Participant’s death or Disability, so long as the death or Disability occurs prior to the Expiration Date. In that event, this Option may be exercised by the Participant, the Participant’s estate, or the person or persons to whom the Participant’s rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within nine (9) months after the date the Participant ceases to be employed by or provide services to the Company and its Affiliates as a result of the Participant’s death or Disability, whichever period is shorter.
4.    Exercise After Other Termination of Employment. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant ceases to be employed by, or provide services to, the Company as a result of termination of service or employment by the Company and its Affiliates without Cause, and for reasons other than death or Disability, so long as such termination occurs prior to the Expiration Date. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within three (3) months after the date Participant ceases to be employed by the Company and its Affiliates as a result of termination of service or employment by the Company and its Affiliates without Cause, whichever period is shorter.
5.    Termination of Employment for Cause. Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant, and the Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became exercisable), on or after the time the Participant is discharged from employment with the Company and its Affiliates by the Company or an Affiliate for Cause.
6.    Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions except as modified herein.
7.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option or payment thereof and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition of the shares of Common Stock. The Participant is solely responsible for determining the tax consequences of this Option and for satisfying the Participant’s tax obligations with respect to this Option.
8.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fractional share shall be disregarded.
9.    Adjustments; Change in Capital Structure. The terms of this Option shall be adjusted, if at all, in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more extraordinary dividends, stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.
10.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option hereunder, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:    National Holdings Corporation
200 Vesey Street, 25th Floor
New York, New York 10281

If to the Participant:

11.    Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Option until the issuance of the shares of the Common Stock upon exercise of the Option.
12.    No Right to Continued Employment or Service. Neither the Plan, the granting of the Option nor any other action taken pursuant to the Plan or the Option constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
14.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Agreement shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
15.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
16.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
17.    Section 409A. Notwithstanding any of the provisions of this Agreement, the parties intend that the Option be exempt from Code Section 409A. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that this Option is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Code Section 409A.
18.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.
COMPANY:
NATIONAL HOLDINGS CORPORATION
By:
Name:
Title:
PARTICIPANT:

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